Exhibit 99.1

SS Innovations Unveils India’s First Mobile Tele-Surgical Unit at SMRSC 2025

Fort Lauderdale, FL - March 13, 2025 - SS Innovations International, Inc. (OTC:SSII) (“SS Innovations” or the “Company”), a developer of innovative surgical robotic technologies dedicated to making world-class robotic surgery affordable for and accessible to a global population, announced that it unveiled its Mobile Tele-Surgical Unit, aimed at improving remote surgical access and healthcare delivery at the Company’s Second Global Multi-Specialty Robotic Surgery Conference (SMRSC), which was held in Gurugram, Delhi National Capital Region (NCR), India, from March 7 - 9, 2025 .

The two-day conference, hosted by SS Innovations, saw enthusiastic participation from over 1200+ medical professionals, who gathered on a single platform to explore the transformative potential of robotic surgery.

In a groundbreaking announcement at the SMRSC, SS Innovations unveiled the SSI Mantra Tele-Sync Mobile Unit – “SSI MantraM”, a first-of-its-kind innovation designed to transform the landscape of robotic surgery and telemedicine in India. This innovative mobile tele-surgical unit reflects SS Innovations’ unwavering commitment to advancing medical technology, redefining healthcare infrastructure, and expanding access to cutting-edge surgical care. With the introduction of the SSI MantraM, SS Innovations continues to expand the boundaries of med-tech, revolutionizing surgical infrastructure and cementing India’s position as a global leader in robotic surgery and health-tech innovation.

Speaking on the launch of SSI MantraM, Dr. Sudhir Srivastava, Founder & Chairman of SS Innovations said, “SSI MantraM is more than a mobile tele-surgical unit, it is an innovative step in the democratization and decentralization of the provision of world-class healthcare. With high-speed telecommunication and satellite connectivity, the SSI MantraM is designed to break geographical barriers, by delivering life-saving robotic-assisted surgery to underserved communities. Beyond tele-surgical procedures, SSI MantraM serves as a platform for surgical education, tele-mentoring, and real-time patient data analytics. With continuous research and innovation, SSI believes that the Company is taking a major step toward ensuring that advanced robotic surgery reaches those who need it most.”

Dr. Michio Kaku, theoretical physicist and futurist, speaking on the future of medical technology added, “Congratulations to SSI for making history by igniting the next revolution in robotic surgery. Today marks the beginning of an exciting new era, with SSI at the forefront of a transformation that will redefine the medical field. When historians look back, they will recognize that this moment set into motion a movement that will reverberate across the world, redefining the way surgery is performed. But this is only the beginning. We are witnessing the dawn of the next phase that goes beyond where we stand today.

While this phase will shape the future for years to come, I can already see the emergence of something even greater: the integration of quantum mechanics into surgery. This will not just be robotic surgery; it will be quantum mechanical robotic surgery, an evolution that will once again revolutionize medicine. Years from now, history will mark SSI as the epicenter of this transformation, the place where visionaries, driven by energy and foresight, propelled this revolution forward. I eagerly await the next great leap, where quantum mechanics and robotic surgery merge, opening yet another frontier in medical innovation.”

Equipped with state-of-the-art telesurgery capabilities, SSI MantraM breaks barriers in surgical care by delivering world-class robotic-assisted procedures to remote and underserved regions. The Tele-Sync Mobile Unit seamlessly integrates the Company’s SSi Mantra 3 Surgical Robotic System, high-speed connectivity, and advanced surgical robotics to enable real-time collaboration between remote and on-site surgical teams. This innovation empowers expert surgeons to perform and guide procedures with minimal latency, making advanced surgical care more accessible than ever.

The SSi Mantra 3 Surgical Robotic System is the only robotic system in the world to have received regulatory approval for telesurgery and tele-proctoring. Approved by the Central Drugs Standard Control Organization (CDSCO), this validation opens the door to remote surgeries and medical education, enabling healthcare professionals to collaborate across great distances. It highlights the transformative potential of technology in enhancing the accessibility and precision of healthcare, revolutionizing how surgeries are performed on a global scale. By offering the potential to bring world-class medical expertise to even the most remote corners of the globe, it sets a precedent for the future of remote healthcare, reshaping patient care.

About SS Innovations:

SS Innovations International, Inc. (OTC: SSII) is a developer of innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger part of the global population. The Company’s product range includes its proprietary “SSi Mantra” surgical robotic system, and “SSi Mudra” its wide range of surgical instruments capable of supporting a variety of surgical procedures including robotic cardiac surgery. SS Innovations’ business operations are headquartered in India and the Company plans to expand the presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions, globally. For more information, visit our website at ssinnovations.com or LinkedIn for updates.

About the SSi Mantra:

The SSi Mantra Surgical Robotic System, by SS Innovations, is a modular multi-arm system with many advanced technology features. It allows for the use of 3-5 robotic arms, has an open-faced ergonomic Surgeon Command Centre, 32-inch large 3D 4K monitor, a 23-inch 2D Touch panel monitor for all patient related information display, a virtual real-time image of the robotic Patient Side Arm Carts, and the ability for superimposition of 3D models of diagnostic imaging. The Vision Cart gives the table-side team the same magnified 3D 4K view as the surgeon to provide better safety and efficiency. The modular robotic arms give flexibility in positioning and the number of arms to be used. This allows for collision-free conduct of surgical operations. There are over 40 different types of robotic endo-surgical instruments that can be used for different specialties including cardiac surgery. The learning curve for surgeons is shorter due to the SSi Mantra’s ergonomic design and user-friendly features.

The SSi Mantra has been clinically validated in India in more than 80 different types of surgical procedures. SS Innovations has commenced the regulatory approval process in the United States and the European Union and anticipates receiving FDA approval to market and CE Mark approval in the second half of 2025.

Forward-Looking Statements:

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations International’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Follow us on:

LinkedIn: https://www.linkedin.com/company/ssinnovationsgroup/

YouTube: https://www.youtube.com/@ssinnovations

For media inquiries, please contact:

press@ssinnovations.org

+1-212-739-0300

4